Thoratec Announces Acquisition of Medical Business of Levitronix

PLEASANTON, Calif., Aug. 3, 2011 /PRNewswire/ -- Thoratec Corporation (Nasdaq: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, announced today that it has acquired the medical business of Levitronix LLC ("Levitronix Medical") for an upfront cash payment of $110 million, as well as potential future cash earnout payments of up to $40 million. This transaction solidifies Thoratec's position as the leading, full-line provider of mechanical circulatory support products for both acute and chronic needs, advancing the company's mission of delivering superior therapies to a broad population of heart failure patients.

The acquisition of Levitronix Medical follows a successful strategic partnership between the two companies. Since 2006, Thoratec has provided distribution and clinical support in the U.S. for the CentriMag® Acute Circulatory Support System, Levitronix Medical's flagship product, under an agreement that was scheduled to expire at the end of 2011. Levitronix Medical and Thoratec have also collaborated on the development of the fully magnetically levitated motor technology employed in the HeartMate® III left ventricular assist system, which is currently in preclinical testing.

"We have enjoyed a very productive relationship with Levitronix Medical for a number of years, highlighted by strong growth in U.S. CentriMag sales and the development of an exciting motor technology for HeartMate III," said Gary F. Burbach, Thoratec's President and Chief Executive Officer. "Today's announcement solidifies and expands this strategic relationship, providing Thoratec with full global rights to CentriMag, the cornerstone of our acute surgical product offering, and it broadens our offering to include pediatric mechanical circulatory support through the PediMag® / PediVAS® product line. Additionally, this transaction brings in-house significant intellectual property and expertise in full magnetic levitation, one of the core technological elements of HeartMate III as well as other potential product development opportunities in circulatory and respiratory assist."

Levitronix Medical has built a leadership position in magnetically levitated, bearingless mechanical circulatory support, with current and pipeline programs in cardiac and respiratory assist. CentriMag, Levitronix Medical's lead commercial product, is an extracorporeal, centrifugal flow blood pump used for short-term surgical support. Levitronix Medical also manufactures and markets an acute pediatric surgical support system, known as PediMag in the U.S. and PediVAS in international markets.

"The acquisition of Levitronix Medical represents an important strategic step for Thoratec, enabling us to provide customers with leading mechanical circulatory support solutions for patients in both acute and chronic heart failure, while also bolstering our technological capabilities in the realm of bearingless motor design," Burbach continued. "Moreover, we expect the acquisition to provide Thoratec and its shareholders with important financial benefits, including incremental product sales on a global basis as well as earnings accretion beginning in 2012."

The transaction announced today does not include Levitronix's fluid handling business, which will continue to sell pumps and flowmeters under the Levitronix name.

Financial Highlights

Consideration for the acquisition includes (i) an initial cash payment by Thoratec of $110 million, using cash on hand, and (ii) additional potential cash earnout payments (not to exceed $40 million) tied to the revenue attributable to the products of the acquired business through 2015.

In 2010, Thoratec recorded U.S. CentriMag sales of $17.7 million, an increase of 40% compared to 2009 sales of $12.6 million. In addition to revenue related to its historical agreement with Thoratec, Levitronix Medical recorded $8.0 million in product-related revenue in 2010, consisting of sales of CentriMag in international markets and global sales of PediMag/PediVAS. Going forward, Thoratec will record full worldwide revenues for both products at an improved gross profit margin relative to the previous CentriMag distribution arrangement.

For the balance of 2011, Thoratec expects the transaction to be neutral to earnings on a non-GAAP basis and dilutive to earnings on a GAAP basis. For 2012, when compared to the prospect of relinquishing U.S. CentriMag distribution rights under the former agreement with Levitronix Medical, the company expects the transaction to be accretive to earnings on both a GAAP and non-GAAP basis. When compared to a scenario in which Thoratec maintained U.S. CentriMag distribution rights, the transaction should still be modestly accretive in 2012 on a non-GAAP basis but dilutive on a GAAP basis. For 2011 and 2012, the difference between the GAAP and non-GAAP earnings impact of the transaction will be driven by the purchase price allocation, which has not yet been finalized, as well as non-recurring transaction costs.

About CentriMag

The CentriMag Acute Circulatory Support System is an extracorporeal, full-flow acute surgical support platform incorporating a polycarbonate, bearingless centrifugal flow pump, based on Levitronix Medical's full magnetic levitation technology. The system includes a motor and console that are also used to drive the PediMag/PediVAS pump, allowing customers the flexibility to treat both adult and pediatric patients with the same equipment. CentriMag is 510(k) cleared by the Food and Drug Administration (FDA) for use up to six hours in patients requiring extracorporeal circulatory support during cardiac surgery, and the product is currently being studied in a U.S. pivotal trial designed to demonstrate safety and effectiveness for periods of support up to 30 days. Additionally, CentriMag is approved under an FDA humanitarian device exemption to be used as a right ventricular assist device for periods of support up to 30 days in patients in cardiogenic shock due to acute right ventricular failure. In Europe, CentriMag has Conformite Europeene (CE) Mark approval for support durations of up to 30 days. CentriMag is in use at over 300 centers worldwide.

About PediMag / PediVAS

PediMag and PediVAS are identical, extracorporeal, fully magnetically levitated devices, designed to provide acute surgical support for pediatric patients. The brand names differ according to indication for use, duration of support, and regulatory approval. The PediMag Blood Pump is 510(k) cleared by the FDA for use, in conjunction with the CentriMag console and motor, for support periods of up to six hours. An Investigational Device Exemption (IDE) has been submitted to the FDA in order to begin a U.S. clinical trial examining the safety and probable benefit of the device for use up to 30 days to support pediatric patients. Outside the U.S., the device is branded as PediVAS and has CE Mark approval for support durations of up to 30 days. The PediMag / PediVAS system is in use in over 35 pediatric centers worldwide.

About Thoratec

Thoratec is a world leader in therapies to address advanced-stage heart failure. The company's products include the HeartMate® LVAS (Left Ventricular Assist System) and Thoratec® VAD (Ventricular Assist Device) with more than 18,000 devices implanted in patients suffering from heart failure. Thoratec is headquartered in Pleasanton, California. For more information, visit the company's website at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate, HeartMate II and GoGear are registered trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Levitronix Medical GmbH, which is being renamed as Thoratec Switzerland GmbH in connection with the transaction.

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words "believes," "views," "expects," "projects," "hopes," "could," "will," "intends," "should," "estimate," "would," "may," "anticipates," "plans" and other similar words. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on Thoratec's current expectations, estimates, forecast and projections. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the challenges and costs of integrating the acquired business and achieving anticipated synergies; the ability to retain key employees; unexpected variations in market growth and demand for Levitronix Medical products and technologies; and the effect of the disruption from the transaction on the ability to maintain relationships with customers, partners, and suppliers. For information regarding other economic, business, competitive, and/or regulatory factors related to the business of Thoratec generally, see the discussion of risks and other factors set forth in the filings of Thoratec with the Securities and Exchange Commission, especially in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" sections of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

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